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                                                                    EXHIBIT 10.8



                                  FURON COMPANY

                           ECONOMIC VALUE ADDED (EVA)

                           INCENTIVE COMPENSATION PLAN

                             AS AMENDED AND RESTATED
                           EFFECTIVE FEBRUARY 1, 1998


1.0        INTRODUCTION


1.1        Overview

           Furon Company (the "Company") has established an Economic Value Added
           (EVA) Incentive Compensation Plan (the "Plan") in an effort to relate more directly the Company's incentive compensation to an increase in the value of the Company to its shareholders. The Plan, which is for officers, operational vice presidents, general managers of selected business units and selected other key employees, replaces the Company's Short-Term Incentive Bonus Plan and Long-Term Performance Incentive Plan. The Plan provides a direct link between incentive compensation and the return earned on capital relative to a minimum required rate of return and historic actual performance. Pursuant to the Plan, a specific target incentive amount will be established for each participant based on a percentage of his or her base salary at the beginning date of the fiscal year for Plan participation eligibility. Incentive compensation for participants changes as a result of variation in the return on capital for the Company as a whole, in the case of the Company's executive officers and certain other key employees, and the return on capital of a business unit in the case of other participants. The Plan will be administered by the Compensation Committee (the "Committee") of



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           the Company's Board of Directors (the "Board") and, to the extent provided herein, the Company's Chairman of the Board, President and Chief Financial Officer (collectively, the "Executive Group").

1.2        EVA

           The primary financial objective of the Company is to increase shareholder value. To support that effort the Company has introduced a new system of financial measurement called "Economic Value Added"
           (EVA). Economic Value Added is the internal measure of operating and financial performance that best reflects the change in shareholder value. Put simply, EVA is what is left over from operating profits after deducting the cost of capital.

           The Company takes the view that the financial marketplace is a competition for scarce capital. Management of the Company is charged with the task of putting that scarce capital to work to earn the best possible returns. As long as the Company is investing in projects that earn a rate of return higher than its cost of capital, then investors will earn a return in excess of their required reward and the Company's capital or stock will command a premium in the marketplace.

           This approach places less emphasis on the traditional means of evaluating financial results, such as return on equity or earnings per share, because these measures do not always correspond to the creation of economic value. Economic Value Added provides a framework within which management can make decisions that will build long-term value for the Company and its



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           shareholders rather than focus on short-term result. Economic Value
           Added can be more specifically defined as the economic profit generated by the business, less a charge for the use of capital. Economic profit is an after-tax measure of operating results which differ from normal accounting profit as the consequence of certain adjustments for non-economic charges.

1.3        Incentive Compensation

           The Company recognizes that the performance and contributions of its key employees will play a pivotal role in maximizing shareholder value. By measuring not only the Company's overall performance, but also the performance of each business unit, EVA provides the backbone of an incentive compensation program that effectively encourages management decisions that maximize the value of investors' capital. The objectives underlying the Plan are to more closely link incentive awards to value added for shareholders, and to provide a culture of performance and ownership among the Company's key employees. This requires management to share some of the Company's business risk with shareholders, but also provides the opportunity for the upside potential that results from the creation of value. Said another way, it helps managers think as owners. Accordingly, the Plan rewards long-term continuous improvements in shareholder value.



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           Incentives are focused on the generation of improved Economic Value
Added, which in turn results from:

           1. Enhanced business efficiencies - Improve the rate of return on the existing capital base by improving operating profits without tying up any more capital.

           2. Profitable growth - Invest more capital as long as the profits earned are in excess of the charge for additional capital; and

           3. Strategic downsizing - Reduce capital or liquidate capital where it is employed in products, projects or operations that are earning less than the cost of capital.

2.0        EVA INCENTIVE COMPENSATION

2.1        General

           Participants in the Plan are eligible to earn an EVA Incentive Compensation Bonus ("Bonus") under the Plan for a fiscal year for which performance is being measured based upon the actual EVA performance for the Company as a whole or their business unit, as the case may be, for the fiscal year, relative to an established EVA target performance for the fiscal year (the "EVA Target").



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2.2        Eligibility for and Rate of Participation in the Plan

           The Company's officers, operational vice presidents, general managers of selected business units ("General Managers") and selected other key employees are eligible to participate in the Plan. The rate of participation under the Plan for Company officers shall be determined by the Committee.

           It is the responsibility of the Group General Manager or appropriate Company officer to secure the necessary approvals from the Executive Group each fiscal year before a participant is eligible to participate in the Plan for that fiscal year. (See Company Human Resources Policy 2.51). Approval must also be secured from the Executive Group to remove a participant from the Plan.

           The rate of participation under the Plan for operational vice presidents and General Managers shall be determined by the Executive Group. Participation and rate of participation under the Plan at the division level will be recommended by the responsible Vice President or General Manager and subject to the written approval of the Executive Group. Participation and rate of participation at the Main Office for non-officers will be determined by the Executive Group. The rate of participation shall be a percentage amount of the participant's actual base salary at the beginning date of the fiscal year (i.e. Base salary shall not be reduced by (i) 401(k) contributions or deferred base compensation elections, (ii) contributions to any Company cafeteria plan intended to qualify under
           Section 125 of the Internal Revenue Code, or (iii) contributions to any Company employee stock purchase plan). For a new hire, percentage participation rate



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           shall be the base salary on date of hire (see Section 3.2).

           The determination of which business units are eligible to participate in the Plan will be made by the Executive Group. The Executive Group may elect at any time to terminate such eligibility based on actual operating performance or business conditions. Unless otherwise determined by the Executive Group, general managers and other key employees of discontinued operations or other business units scheduled to be divested shall not be eligible to participate in the Plan.

2.3        EVA Target and Actual Performance

           In determining the EVA Target for the first and second fiscal years of the Plan's operation and the actual EVA performance for each fiscal year, for the Company as a whole an each business unit, the Company will utilize principles and concepts from the Stern Stewart EVA Bonus System, as may be modified by the Company from time to time, and which is incorporated by reference into this Plan. In future years, the EVA Target for the Company/business unit will be calculated by the Company as (i) an average from the previous year's EVA Target and actual EVA performance if such actual EVA performance is equal to or greater than such EVA Target or (ii) such EVA Target minus an amount equal to 30% of the difference between such EVA Target and such actual EVA performance if it is not.

           All such determinations, modifications and calculations shall be subject to



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           approval by the Executive Group. In addition, the EVA Target for the
           Company and each business unit for the first fiscal year of the Plan's operation shall be subject to approval by the Committee.

2.4        Current Bonus and EVA Incentive Compensation Bank

           The Company has placed no cap on the Bonus that a participant may potentially earn for a fiscal year. However, a participant is only eligible to receive up to 100% of his or her Target Bonus for a given fiscal year (the "Current"); the balance (if any) will be deferred. The Plan will use an EVA Incentive Compensation Bank ("Bank") concept where the deferred amount will be "deposited" in a Bank maintained for the participant by the Company as an accounting accrual against a possible future payment by the Company. No interest (subject to Section 2.6(c)) shall be earned on the deferred amount or credited to the Bank. The participant has no vested right to receive the deferred amount; rather, the distribution and unconditional vesting thereof are subject to the future events described herein. An individual record of the participant's Bank will be maintained by corporate accounting at the Company's Main Office.

           Each participant's Bank will be composed of a Cash Account and a Stock Unit Account. Each Stock Unit Account may be composed of one or more Subaccounts, as necessary, to account for Stock Units credited pursuant to Section 2.6 with respect to different fiscal years.



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           The following table sets forth the effects that the various possible
           Total Unit Values will have on a participant's Current Bonus and Bank for a fiscal year for which performance is being measured:

                                               As a Percentage of Target Bonus
                                               ------------------------------------------------------------------
           Total Unit Values                   Current Bonus                      Bank
           -----------------                   -------------                      ----
           Greater than 1.5 (150%)             100%                               Deposit excess attributable to
                                                                                  Total Unit Value of up to 1.5 to
                                                                                  Stock Unit Account, deposit
                                                                                  excess attributable to Total Unit
                                                                                  Value over 1.5 to Cash Account.

           Greater than 1.0 (100%) but no      100%                               Deposit excess to Stock Unit
           more than 1.5 (150%)                                                   Account.

           0 to 1.0                            0 to 100%                          None.

           Less than 0                         None                               Deduct Shortfall From Cash
                                                                                  Account.


           At the end of each fiscal year for which performance is being measured under the Plan, a participant will be eligible to receive a payment from his or her Cash Account equal to 33% of: (i) the participant's beginning Cash Account balance for the fiscal year for which performance is being measured less (ii) any subtractions from the Cash Account resulting from a Total Unit Value of less than zero for the fiscal year for which performance is being measure; where such amount is a positive number. Negative Cash Account balances are carried forward in the Bank to be offset by additions to the Cash Account. However, negative Cash Account balances do not reduce the Current Bonus. Stock Unit Accounts are paid in accordance with
           Section 2.6.



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           Examples are attached to this document to illustrate Bonus payments and additions to and subtractions from the Bank for a hypothetical participant receiving an annual 5% base salary increase (see Attachments A and B). Attachment A illustrates positive performance except in Years 4 and 5 and shows how negative performance can impact a participant's Bank in both the current year and in subsequent years beginning in Year 4. Attachment B, on the other hand, illustrates solid performance for all ten (10) years where the participant earns a Bonus each year.

2.5        Acquisitions and Extraordinary Capital Expenditures

           Funds expended for capital expenditures and acquisitions will be added to the capital base and accrue a capital charge for the cost of capital. In instances where a capital expenditures is for a major internal expansion project (possibly the construction of a new plant) or an acquisition is significant relative to the size of the business unit, the Executive Group may, at their sole discretion, determine that due to the size and significant nature of the capital expenditure or acquisition, the funds expended will be amortized into the capital base over a period of time thereby reducing the capital charge.



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2.6        Stock Unit Accounts

           (a) The Company shall establish and maintain a Stock Unit Account for each participant. Each participant's Stock Unit Account shall consist of such Subaccounts as necessary to account for Stock Units that are credited with respect to different fiscal years.

           (b) At the end of each fiscal year (or as soon as administratively practicable after the Unit Value for such year is determined) in which the Unit Value is greater than 1.0 (each a "Crediting Year"), each participant's Subaccount for that Crediting Year shall be credited with Stock Units pursuant to this Section 2.6(b). The number of Stock Units to be credited for each such Crediting Year shall equal (i) the excess amount (expressed in dollars) that is to be credited to such participant's Stock Unit Account pursuant to Section 2.4, divided by (ii) the "Trust Price," as defined below. For the Crediting Year ended January 31, 1998, the Trust Price shall equal the average price per share paid (or received) by the trustee of the Furon Company Employee Benefits Trust to acquire (or sell) Furon Company common stock in the period commencing March 30, 1998 and ending April 30, 1998. For the Crediting Year ended January 31, 1999, the Trust Price shall equal the average price per share paid (or received) by



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                      the trustee of the Furon Company Employee Benefits Trust
                      to acquire (or sell) Furon Company common stock in the period commencing April 30, 1998 and ending January 31, 1999. For each subsequent Crediting Year, the Trust Price shall equal the average price per share paid (or received) by the trustee of the Furon Company Employee Benefits Trust to acquire (or sell) Furon Company common stock during the fiscal year corresponding to the Crediting Year. If the trustee made no purchases or sales during the relevant period, the Trust Price shall be the volume-weighted average price of Furon Company common stock on the New York Stock Exchange for the 30-day period following the announcement of Unit Values for the Crediting Year.

           (c) As of the end of each fiscal year (or as soon as administratively practicable thereafter), each of a participant's Subaccounts shall be credited with additional Stock Units in an amount equal to the amount of the Dividend Equivalents representing cash dividends paid during such year on that number of shares equal to the aggregate Stock Units in that Subaccount as of the beginning of that fiscal year, divided by the Trust Price.

           (d) At the end of each fiscal year (or as soon as administratively practicable thereafter) in which a participant's Cash Account balance (after any adjustments pursuant to Section 2.4 with respect to that fiscal year) is positive (i.e., greater than zero), one-third of the Stock Units then credited to each of the participant's Subaccounts (excluding any Stock Units credited to a Subaccount pursuant to Section 2.6(b) established with respect to that fiscal year but including any Stock Units credited to the participant's Subaccounts pursuant to
                      Section 2.6(c) with respect to that



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                      fiscal year) will become payable to the participant.

           (e) Any Stock Units remaining credited to a participant's Subaccount at the end of the tenth fiscal year (or as soon as administratively practicable thereafter) following the Crediting Year with respect to such Subaccount was established shall be distributed in a single lump sum.

           (f) Benefit distributions in respect of Stock Units shall be in the form of an equivalent number of whole shares of Common Stock. The Committee may settle fractional share interests in cash, permit the accumulation of fractional share interests, disregard fractional share interests, or adopt such other rules as it deems appropriate for the payment or administration of fractional share interests. The Common Stock to be delivered shall be shares owned by the Company or any Company grantor trust which were acquired through purchase on the open market. In the event that the Company (or any Company grantor trust) has an insufficient number of shares of Common Stock (which were purchased on the open market) available for Plan purposes, or for any other reason determined by the Committee (in its sole discretion), amounts payable or distributable in the form of Common Stock may be settled in cash.

           (g) If any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off,



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                      extraordinary redemption, liquidation or similar change in capitalization or any distribution to holders of the Company's Common Stock (other than cash dividends and cash distributions) shall occur, proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited) shall be made in the number and type of shares of Common Stock or other securities, property and/or rights contemplated hereunder and of rights in respect of Stock Units and Stock Unit Accounts credited under this Plan so as to preserve the benefits intended.

3.0        CHANGES IN EMPLOYMENT STATUS

3.1        Termination or Transfer of Employment

           (a) The only time a participant may receive in a fiscal year a distribution from his or her Cash Account in excess of 33% of the balance, as provided in Section 2.4 is upon the Retirement, Death or Disability (as those terms are defined herein) of the participant while an actual full-time employee of the Company. In such circumstances, the participant's entire Cash Account balance (as determined below in the case of Retirement) shall be paid to the retiree or disabled participant or his or her designated Beneficiary or Beneficiaries.

                      The only time a participant may receive in a fiscal year a distribution from his or her Stock Unit Account other than as provided in Section 2.6(d) or



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                      2.6(e) is upon the Retirement, Death or Disability (as
                      those terms are defined herein) of the participant while an actual full-time employee of the Company. In such circumstances, the total number of Stock Units then credited to the participant's Stock Unit Account (as determined below in the case of Retirement) shall be paid to the retiree or disabled participant or his or her designated Beneficiary or Beneficiaries.

                      For purposes of this Plan, designated Beneficiary or Beneficiaries shall be the same as the participants designate(s) in the Company Employees' Profit Sharing Retirement Plan Summary Plan Description document, as amended.

           (b) A participant whose employment with the Company is terminated, either voluntary or involuntary, for any reason other than Retirement, Death or Disability, is not eligible to receive any amount from his or her Bank; rather the entire amount in the Bank (including Stock Units credited pursuant to Section 2.6) is forfeited upon such termination.

           (c) If a participant is transferred into a position not eligible for participation in the Plan or if he or she is no longer eligible to participate in the Plan, but the participant remains employed by the Company, he or she:
                      (i) is not eligible to receive any amount from his or her Cash Account, rather, the entire amount in the Cash Account is forfeited upon such termination; and (ii) he or she will no longer be eligible for additional Stock Units pursuant



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                      to Section 2.6(b) or Section 2.6(c) and any Stock Units
                      then credited to his or her Stock Unit Account shall only be payable pursuant to Section 2.6(e) (notwithstanding
                      Section 2.6(d)). If the transferred participant later terminates employment with the Company (for any reason including Death, Disability, or Retirement), the Stock Units then credited to his or her Stock Unit Account shall be forfeited.

           (d) If a participant's employment terminates (other than due to Retirement, death or disability), or Plan participation terminates pursuant to Section 3.1(c), the participant shall receive no portion of any Current Bonus.

                      If a participant Retires or terminates employment due to death or disability during the fiscal year, the participant is eligible to receive (i) a prorated amount of the Current Bonus that he or she would have earned for the full fiscal year had he or she remained a participant in the Plan, and (ii) the participant's Bank balance (including distribution of all Stock Units credited to his or her Stock Unit Account in the form of Common Stock or cash) at the end of the fiscal year after giving effect to his or her prorated share of any additions or deletions that would have been made to his or her Bank in respect of the fiscal year if the participant had remained a participant in the Plan. Each such proration shall be based upon a fraction the numerator of which is the number of full months during the fiscal year prior to Retirement death or disability and the denominator of which is 12. If the participant's last work day is before the fifteenth of the month, he or



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                      she will receive no credit for the entire month. If the
                      last work day is after the fifteenth of the month, he or she will receive full credit for that particular month. Payment to the participant will be made following the end of the fiscal year at the time payments are made to continuing participants in the Plan pursuant to Section 4.

           (e) In situations where a participant transfers to a new Company business unit and remains an eligible participant, the individual's Bank balance, either positive or negative, shall transfer with him or her. Current Bonus payments and additions or subtractions to the Bank for the fiscal year during which the transfer takes place shall be determined by a proration of the Total Unit Value achieved by the participant's previous and new business units based upon the time during the fiscal year that the participant was employed at each respective business unit.



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3.2        Partial EVA Bonus Credit

           Unless otherwise determined by the Executive Group, Plan participants who commence participation after the start of a fiscal year will be entitled to receive a partial Bonus credit based on months of service as a Plan participant during the applicable fiscal year. If participation commences on or before the 15th of a month, the participant will receive credit for the entire month. If participation commences after the 15th of a month, the participant will receive no EVA Bonus credit for that month. For example, if an eligible employee commenced Plan participation on June 3, he or she would receive eight (8) months of credit and thus be eligible to earn two-thirds (2/3) of the full fiscal year Bonus. If the participation commenced on June 16, the participant would receive seven (7) months of credit.

4.0        PAYMENT OF BONUS

           Any and all payments under the Plan and any payment of Stock Units in the form of shares of Common Stock or cash are at the discretion of the Committee and the Executive Group. Payments and the delivery of any shares will be made at the conclusion of the Company's fiscal year and after the Company's financial statements have been audited. All EVA payments will be made less all applicable taxes in accordance with Section 8.4. In order to receive a payment in respect of a participant's Cash Account, other than in the case of Retirement, Death or Disability or the occurrence of an Event (as defined in Section 8.5), the Plan participant must be a full-time employee of the Company at both the end of



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           the fiscal year in which the Bonus is earned and at the time the payment is actually made. Unless otherwise determined by the Executive Group, if both of the above conditions are not met, there shall be no payment to the individual. Payment will normally be made to the participant prior to the end of the first fiscal quarter. This includes any payments from a participant's Cash Account pursuant to
           Section 2.4 and any delivery of shares or payment of cash in respect of a participant's Stock Unit Account pursuant to Section 2.6. Pursuant to Section 3.1, in the case of the Death or Disability of a participant, payment to the participant or to his or her Beneficiary or Beneficiaries of any funds in the participant's Cash Account or delivery of shares or payment of cash in respect of any Stock Units credited to the participant's Stock Unit Account shall be made within sixty (60) days after the occurrence of any of the aforementioned events.

5.0        TRAINING

           Plan participants will receive a copy of the "EVA Incentive Compensation" booklet prepared for the Company by Stern Stewart & Company and a copy of the Plan Prospectus. In addition, the Company may conduct management training sessions for Plan participants concerning the Plan's application. Training will be determined by Company officials to provide participants with the opportunity to fully understand the Plan and its principles. Responsibility to educate participants of a business unit in the mechanics of EVA shall remain with the unit's Vice President or General Manager, controller and human resources representative.



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6.0        INTERPRETATION

           The terms and conditions of this Plan shall be interpreted by the Executive Group.

7.0        TERMINATION AND/OR MODIFICATION

           The Committee retains the complete authority to make any unilateral changes to the Plan for any reason and at any time, which includes the termination of the Plan itself.

8.0        MISCELLANEOUS

8.1        Effective date

           This Plan was first effective as of February 2, 1992. This amendment to and restatement of the Plan is effective as of February 1, 1998.

8.2        Administration

           This Plan shall be administered by the Committee and, to the extent provided herein, the Executive Group. Action of the Committee or the Executive Group with respect to the administration of this Plan shall be taken pursuant to a majority vote or written consent of a majority of its members. The Committee and the Executive Group may delegate administrative functions to individuals



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           who are officers or employees of the Company. Any action under this
           Plan taken by, or inaction under this Plan of, the Company, the Board, the Committee, the Executive Group, any officer or any delegate of the Committee or the Executive Group shall be within the absolute discretion of that person and shall be conclusive and binding upon all persons.

           The Committee may authorize in writing the delayed payment or delivery of shares of Common Stock which may become due under this Plan, pursuant to and under the terms of any Board-approved deferred compensation plan or program.

8.3        No Contract or Other Rights

           Nothing contained in this Plan (or in any other documents related to this Plan or to Bonuses) shall confer upon any key employee or participant any right to any Bonus or to continue in the employ of the Company or constitute any contract or agreement of compensation, employment or otherwise, or interfere in any way with the right of the Company to reduce such person's Bonus or other compensation or to terminate the employment of such person with or without cause.

           No benefit payable under, or interest in, this Plan or in any Bonus shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to debts,



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           contracts, liabilities, engagements or torts of any person. The
           Committee and the Executive Group shall disregard any attempted transfer, assignment or other alienation prohibited by the preceding sentence.

           No person shall have any right, title or interest in any fund or in any specific asset of the Company by reason of any Bonus granted hereunder. Neither the provisions of this Plan (or of any documents related hereto, nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any person.

8.4        Tax Withholding

           There shall be deducted from each payment or distribution made under the Plan or any other compensation payable to a participant (or beneficiary) all taxes which are required to be withheld by the Company (or a subsidiary) in respect to such payment or distribution or this Plan. As a condition precedent to any payment of cash or delivery of shares under this Plan, if the Company (or a subsidiary), for any reason, elects not to (or cannot) satisfy the withholding obligation from the amounts otherwise payable under this Plan or otherwise, the participant (or beneficiary) shall pay or provide for payment in cash of the amount of any taxes which the Company (or a subsidiary) may be required to withhold with respect to the benefits hereunder.



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8.5        Acceleration of Bank Payments

           Notwithstanding the provisions of Section 8.3, upon the occurrence of an "Event" (as defined below), each participant shall immediately have a fully vested and unrestricted contract right to receive full and immediate payment in cash of the participant's then outstanding Cash Account balance and delivery of shares of Common Stock or payment of cash in respect of Stock Units credited to his or her Stock Unit Account. The Committee may accelerate the vesting and payment of Plan benefits in anticipation of or in connection with the occurrence of an Event. Notwithstanding the foregoing, this Section
           8.5 shall not apply to any participant who alone or together with one or more other persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Company, triggers a "Change in Control" under clause (iv)(A) below which causes the occurrence of the Event.

           "Event" shall mean any of the following:

           (i) Approval by the shareholders of the Company of the dissolution or liquidation of the Company;

           (ii) Approval by the shareholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not "Subsidiaries" (as defined below), as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company;

           (iii) Approval by the shareholders of the Company of the sale or transfer of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary; or

           (iv) A Change in Control. A "Change in Control" shall be deemed to have occurred if:

                      (A) any "person", alone or together with all "affiliates" and "associates" of such person, is or becomes (1) an "Acquiring Person" as defined in the Rights Agreement, dated as of March 21, 1989 and as amended, by and between the Company and The Bank of New York, Rights Agent or (2) the "beneficial owner" of 30% of the outstanding voting securities of the Company (the terms "person", "affiliates", "associates" and "beneficial owner" are used as such terms are used in the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder); provided, however, that a "Change in Control" shall not be deemed to have occurred if such "person" is the Company, any Subsidiary or any employee benefit plan or employee stock plan of the Company or of any Subsidiary, or any trust or other entity organized, established or holding shares of such voting securities by, for or pursuant to, the terms of any such plan; or

                      (B) individuals who at the beginning of any period of two consecutive calendar years constitute the Board cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least three-quarters (3/4) of the Board members then still in office who were Board members at the beginning of such period.

                     "Subsidiary" shall mean any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

8.6        No Shareholder Rights

           This Plan creates no fiduciary duty to participants. The Stock Units credited to a participant's Stock Unit Account shall be used solely as a device for the determination of the number of shares of Common Stock (or cash) to be eventually distributed to such Participant in accordance with this Plan. The Stock Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting or other stockholder rights with respect to Stock Units granted or credited under this Plan.

8.7        Compliance with Laws

           This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

                           GLOSSARY OF SELECTED TERMS


"Bank."                                  Bank means the EVA Incentive
                                         Compensation Bank described in Section
                                         2.4 of the Plan, which is composed of a
                                         participant's Cash Account and Stock
                                         Unit Account.

"Base Unit Value."                       An amount equal to 0.5.

"Beneficiary" or "Beneficiaries."        See Company Employees Profit Sharing
                                         Retirement Plan Summary Plan
                                         Description document, as amended, for
                                         definition.

"Board."                                 The Company's Board of Directors.

"Bonus."                                 For a fiscal year for which performance
                                         is being measured, the participant's
                                         Target Bonus for the fiscal year
                                         multiplied by the Total Unit Value for
                                         the fiscal year.

"Cash Account."                          Cash Account means the bookkeeping
                                         account maintained by the Company for
                                         each participant that (i) is credited
                                         with cash amounts pursuant to Section
                                         2.4, and (ii) is debited with respect
                                         to shortfalls pursuant to Section 2.4,
                                         and benefits in respect of such account
                                         that are paid, forfeited, or
                                         terminated.

"Committee."                             The Compensation Committee of the Board.

"Common Stock."                          Common Stock means the common stock,
                                         without par value, of Furon Company
                                         (subject to adjustment pursuant to
                                         Section 2.6(g)).

"Company."                               Furon Company, a California corporation.

"Current Bonus."                         For a fiscal year for which performance
                                         is being measured, the participant's
                                         Target Bonus for the fiscal year
                                         multiplied by the lesser of (i) the
                                         Total Unit Value for the fiscal year or
                                         (ii) 1.0, where such amount is a
                                         positive number.

"Death."                                 In order to receive payment of funds
                                         from the Bank, a participant must be an
                                         active full-time employee and eligible
                                         to participate in the Plan at the time
                                         of death.

"Disability."                            Disability shall mean the total and
                                         permanent incapacity, as determined by
                                         the Executive Group based upon
                                         competent

                                         medical advice, of a participant to
                                         render substantial service to the
                                         Company by reason of mental or physical
                                         disability.

"Dividend Equivalent."                   Dividend Equivalent means the amount of
                                         cash dividends or other cash
                                         distributions paid by the Company on
                                         that number of shares of Common Stock
                                         equal to the number of Stock Units
                                         credited to a participant's Stock Unit
                                         Account as of the applicable record
                                         date for the dividend or other
                                         distribution, which amount shall be
                                         credited in the form of additional
                                         Stock Units to the participant's Stock
                                         Unit Account, as provided in Section
                                         2.6(c).

"EVA Target."                            The EVA target performance for the
                                         Company or a business unit, as the case
                                         may be, that has been established
                                         pursuant to the Plan for the fiscal
                                         year for which performance is being
                                         measured.

"Executive Group."                       The Company's Chairman of the Board,
                                         President and Chief Financial Officer.

"General Managers"                       The general managers of the Company's
                                         business units that the Executive Group
                                         from time to time determines are
                                         eligible for participation in the Plan.

"Performance Unit Value"                 An amount equal to: (i) the actual EVA
                                         performance minus the EVA Target for
                                         the Company/business unit for such
                                         fiscal year; divided by (ii) the
                                         Variation Factor for the
                                         Company/business unit.

"Plan."                                  The Furon Company Economic Value Added
                                         (EVA) Incentive Compensation Plan.

"Retirement."                            A participant is eligible to retire
                                         under the Plan if at the time of
                                         retirement: (i) The participant is at
                                         least age 60; and (ii) the participant
                                         has had at least ten (10) years of
                                         continuous full-time employment with
                                         the Company.

"Stock Unit."                            Stock Unit means a non-voting unit of
                                         measurement which is deemed solely for
                                         bookkeeping purposes under this Plan to
                                         be equivalent to one outstanding share
                                         of Common Stock (subject to adjustment
                                         pursuant to Section 2.6(g)).

"Stock Unit Account."                    Stock Unit Account means a bookkeeping
                                         account maintained by the Company for
                                         each participant that (i) is credited
                                         with Stock Units pursuant to Section
                                         2.6 and (ii) is debited with respect to
                                         Stock Units that are paid, forfeited,
                                         or terminated.

"Subaccount."                            Subaccount means a subaccount of a
                                         participant's Stock Unit Account
                                         established to separately account for
                                         Stock Units that are credited with
                                         respect to different fiscal years.

"Target Bonus."                          For a fiscal year for which performance
                                         is being measured, the participant's
                                         base salary for the fiscal year
                                         multiplied by the participant's rate of
                                         participation under the Plan.

"Total Unit Value"                       The Total Unit Value for the Company as
                                         a whole or a business unit, as the case
                                         may be, for a fiscal year shall be
                                         equal to the Base Unit Value plus the
                                         Performance Unit Value.

"Variation Factor"                       The Variation Factor for the Company as
                                         a whole or a business unit, as the case
                                         may be, shall be equal to the factor
                                         then in effect as determined by (i) the
                                         Compensation Committee, in the case of
                                         the Company's Variation Factor, or (ii)
                                         the Executive Group, in the case of a
                                         business unit's Variation Factor.

                                 FURON COMPANY

                        EVA Incentive Compensation Plan

           ASSUMPTIONS           YR1      YR2      YR3       YR4      YR5      YR6      YR7      YR8      YR9      YR10
-------------------------------------------------------------------------------------------------------------------------
Stock price ($/share)            20.00    24.00    28.80     34.56    41.47    49.77    59.72    71.66    86.00    103.20
Annual growth in stock price       20%

TARGET BONUS %                     15%      15%      15%       15%      15%      15%      15%      15%      15%       15%
BASE SALARY                    $65,000  $68,250  $71,663  $ 75,246  $79,008  $82,958  $87,106  $91,462  $96,035  $100,836
TARGET BONUS                    $9,750  $10,238  $10,749  $ 11,287  $11,851  $12,444  $13,066  $13,719  $14,405   $15,125

TOTAL UNIT VALUE                  3.00     2.50     1.70     -1.00    -0.50     1.80     2.20     3.00     1.75      2.00

TOTAL BONUS                    $29,250  $25,594  $18,274  ($11,287) ($5,926) $22,399  $28,745  $41,158  $25,209   $30,251
CURRENT BONUS                   $9,750  $10,238  $10,749        $0       $0  $12,444  $13,066  $13,719  $14,405   $15,125

THE CASH BANK ($)
-----------------
BEGINNING BANK BALANCE               -  $14,625  $19,988   $15,475   $2,792  ($3,134)    $600   $9,546  $26,943   $21,563
PERFORMANCE SUBTRACTIONS             -       $0       $0  ($11,287) ($5,926)      $0       $0       $0       $0        $0
                                        -------  -------  --------  -------  -------  -------  -------  -------   -------
BANK PAYOUT BALANCE                  -  $14,625  $19,988    $4,188  ($3,134) ($3,134)    $600   $9,546  $26,943   $21,563
BANK PAYOUT PERCENT                33%      33%      33%       33%      33%      33%      33%      33%      33%       33%
           Bank Payout              $0   $4,875   $6,662    $1,396       $0       $0     $200   $3,182   $8,981    $7,188
      PERFORMANCE ADDITIONS    $14,625  $10,238   $2,150        $0       $0   $3,733   $9,146  $20,579   $3,601    $7,563
      ENDING BANK BALANCE      $14,625  $19,988  $15,475    $2,792  ($3,134)    $600   $9,546  $26,943  $21,563   $21,938

THE STOCK BANK (SHARE UNITS)
----------------------------
BEGINNING BANK BALANCE               -   243.75   375.78    437.14   291.43   291.43   416.45   387.03   353.74    319.58
BANK PAYOUT PERCENT                33%      33%      33%       33%       0%       0%      33%      33%      33%       33%
           Bank Payout               -    81.25   125.26    145.71        -        -   138.82   129.01   117.91    106.53
PERFORMANCE ADDITIONS ($)      $ 4,875   $5,119   $5,375        $0       $0   $6,222   $6,533   $6,860   $7,203    $7,563
PERFORMANCE ADDITIONS
  (Share units)                 243.75   213.28   186.62         -        -   125.02   109.39    95.72    83.75     73.29
       ENDING BANK BALANCE      243.75   375.78   437.14    291.43   291.43   416.45   387.03   353.74   319.58    286.34

TOTAL BONUS PAYMENT
-------------------
CURRENT BONUS                  $ 9,750  $10,238  $10,749        $0       $0  $12,444  $13,066  $13,719  $14,405   $15,125
CASH BANK PAYOUT ($)                $0   $4,875   $6,662    $1,396       $0       $0     $200   $3,182   $8,981    $7,188
                               -------  -------  -------  --------  -------  -------- -------  -------  -------   -------
            TOTAL CASH         $ 9,750  $15,112  $17,412    $1,396       $0  $12,444  $13,266  $16,901  $23,386   $22,313

        TOTAL SHARE UNITS            -    81.25   125.26    145.71        -        -   138.82   129.01   117.91    106.53
Value = Total Share
  Units x Share Price          $     -  $ 1,950  $ 3,607   $ 5,036      $ -      $ -  $ 8,290  $ 9,245  $10,140   $10,993

-------------------------------------------------------------------------------------------------------------------------
      CASH + VALUE OF
        STOCK UNITS            $ 9,750  $17,062  $21,019    $6,432       $0  $12,444  $21,556  $26,146  $33,526   $33,306
-------------------------------------------------------------------------------------------------------------------------

                                  ATTACHMENT A

                                 FURON COMPANY
                        EVA Incentive Compensation Plan

       Assumptions              YR1      YR2      YR3      YR4      YR5      YR6      YR7      YR8      YR9      YR10
-----------------------------------------------------------------------------------------------------------------------
Stock price ($/share)           20.00    24.00    28.80    34.56    41.47    49.77    59.72    71.66    86.00    103.20
Annual growth in stock price      20%

TARGET BONUS  %                   15%      15%      15%      15%      15%      15%      15%      15%      15%       15%
BASE SALARY                   $65,000  $68,250  $71,663  $75,246  $79,008  $82,958  $87,106  $91,462  $96,035  $100,836
TARGET BONUS                   $9,750  $10,238  $10,749  $11,287  $11,851  $12,444  $13,066  $13,719  $14,405   $15,125

TOTAL UNIT VALUE                 3.00     2.50     1.70     1.40     1.60     1.80     2.20     3.00     1.75      2.00

TOTAL  BONUS                  $29,250  $25,594  $18,274  $15,802  $18,962  $22,399  $28,745  $41,158  $25,209   $30,251
CURRENT BONUS                  $9,750  $10,238  $10,749  $11,287  $11,851  $12,444  $13,066  $13,719  $14,405   $15,125

THE CASH BANK ($)
-----------------
BEGINNING BANK BALANCE              -  $14,625  $19,988  $15,475  $10,317   $8,063   $9,108  $15,218  $30,724   $24,084
PERFORMANCE SUBTRACTIONS            -       $0       $0       $0       $0       $0       $0       $0       $0        $0
                                       -------  -------  -------  -------  -------  -------  -------  -------  --------
BANK PAYOUT BALANCE                 -  $14,625  $19,988  $15,475  $10,317   $8,063   $9,108  $15,218  $30,724   $24,084
BANK PAYOUT PERCENT               33%      33%      33%      33%      33%      33%      33%      33%      33%       33%
           Bank Payout             $0   $4,875   $6,662   $5,158   $3,439   $2,688   $3,036   $5,073  $10,241    $8,028
      PERFORMANCE ADDITIONS   $14,625  $10,238   $2,150       $0   $1,185   $3,733   $9,146  $20,579   $3,601    $7,563
      ENDING BANK BALANCE     $14,625  $19,988  $15,475  $10,317   $8,063   $9,108  $15,218  $30,724  $24,084   $23,619

THE STOCK BANK (SHARE UNITS)
----------------------------
BEGINNING BANK BALANCE              -   243.75   375.78   437.14   422.06   424.26   407.86   381.30   349.92    317.03
BANK PAYOUT PERCENT               33%      33%      33%      33%      33%      33%      33%      33%      33%       33%
           Bank Payout              -    81.25   125.26   145.71   140.69   141.42   135.95   127.10   116.64    105.68
PERFORMANCE ADDITIONS ($)      $4,875   $5,119   $5,375   $4,515   $5,926   $6,222   $6,533   $6,860   $7,203    $7,563
PERFORMANCE ADDITIONS
  (Share units)                243.75   213.28   186.62   130.63   142.88   125.02   109.39    95.72    83.75     73.29
       ENDING BANK BALANCE     243.75   375.78   437.14   422.06   424.26   407.86   381.30   349.92   317.03    284.64

TOTAL BONUS PAYMENT
-------------------
CURRENT BONUS                  $9,750  $10,238  $10,749  $11,287  $11,851  $12,444  $13,066  $13,719  $14,405   $15,125
CASH BANK PAYOUT ($)               $0   $4,875   $6,662   $5,158   $3,439   $2,688   $3,036   $5,073  $10,241    $8,028
                              -------  -------  -------  -------  -------  -------  -------  ------- --------  --------
            TOTAL CASH         $9,750  $15,112  $17,412  $16,445  $15,290  $15,131  $16,102  $18,792  $24,647   $23,154

        TOTAL SHARE UNITS           -    81.25   125.26   145.71   140.69   141.42   135.95   127.10   116.64    105.68
Value = Total Share
  Units x Share Price         $     -  $ 1,950  $ 3,607  $ 5,036  $ 5,835  $ 7,038  $ 8,119  $ 9,108 $ 10,031  $ 10,906

-----------------------------------------------------------------------------------------------------------------------
   CASH + VALUE OF
     STOCK UNITS               $9,750  $17,062  $21,019  $21,481  $21,125  $22,169  $24,221  $27,900  $34,677   $34,059
-----------------------------------------------------------------------------------------------------------------------

                                  ATTACHMENT B

                                      B-1